Press Release

Earthstone Energy, Inc. Announces Appointment to Its Audit Committee

On Wednesday January 19, 2011, 8:30 am EST

DENVER, Jan. 19, 2011 -- Earthstone Energy, Inc., formerly Basic Earth Science Systems, Inc. ("Earthstone" or "the Company") (OTC Bulletin Board:BSIC.ob) (OTC Bulletin Board:BSICD.ob), reported that the Company's Board of Directors (Board) appointed its newest Board member, Andrew Calerich, to the Company's Audit Committee.  This appointment brings the total number of members on the Company's Audit Committee to three.  All three of the Company's Audit Committee members are considered independent.  For further information regarding Mr. Calerich, interested parties should review the Form 8-K as filed with the Securities and Exchange Commission on January 7, 2011.

"Based on Mr. Calerich's experience, we are confident he will make a solid contribution to our Board and Audit Committee," commented Ray Singleton, President of Earthstone.  "We believe we are very near a national listing and Mr. Calerich's appointment to the Audit Committee brings us one step closer to becoming listed."
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Earthstone Energy, Inc. is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Earthstone is currently traded on the Over The Counter Bulletin Board under the symbol BSICD. The "D" has been appended to the Company's normal trading symbol, BSIC, for 20 business days following its recent reverse stock split.  Information on Earthstone Energy can be found at its web site: www.earthstoneenergy.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as "should," "may," "will," "anticipate," "expect," "estimate," "intend" or "continue," or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.   The Company disclaims any obligation to update forward-looking statements.